Exhibit 99.1

NEWS RELEASE

DuPont Photomasks Announces
First Quarter of Fiscal 2004 Financial Results

ROUND ROCK, Texas — October 22, 2003 — DuPont Photomasks, Inc. (NASDAQ: DPMI) today announced results for the first quarter of fiscal 2004 ended September 30, 2003.

Revenue for the quarter was $82.4 million, a 1 percent sequential increase when compared with fiscal 2003’s fourth quarter and a decrease of 2 percent compared with last year’s first quarter revenue of $84.2 million.

Net loss for the first quarter of fiscal 2004 was $15.1 million, or $0.83 per share. Fiscal 2004’s first quarter results included:

•                  A $1.6 million charge primarily related to the Company’s closure of its pellicles production facility in Danbury, Connecticut;

•                  A $0.4 million benefit resulting from the recently completed renegotiation of lease termination fees related to the Company’s consolidation initiative in Hamburg, Germany;

•                  A $0.7 million benefit related to the receipt of a R&D subsidy from the French government; and

•                  A $0.8 million tax refund related to sales taxes previously paid by the Company for the purchase of software products for internal use.

In the same period last year, the Company had net loss of $5.5 million, or $0.31 per share.

Marshall Turner, chairman and chief executive officer of DuPont Photomasks, said, “During the quarter, DuPont Photomasks made good progress along its restructuring path. We remain committed to fulfilling the long-term growth opportunities in the photomask sector and its adjacent participants in the lithography chain. Change is underway as we want to restore the type of financial performance the Company enjoyed in the past.”

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Additional Information: The Company will host a publicly available conference call to review the results on Wednesday, October 22, 2003 at 11:00 a.m. Eastern daylight time. The conference call will be broadcast live at 1-800-915-4836. Also, the conference call will be publicly available via a live webcast on DuPont Photomasks’ website at www.photomask.com. In addition to the live webcast, a replay will be available to the public on DuPont Photomasks’ website. A replay of the conference call will be available for 48 hours following the call at 1-800-428-6051 (code #310069).

About DuPont Photomasks, Inc.

DuPont Photomasks, Inc. is a leading global provider of microimaging solutions. The Company develops and produces advanced photomasks, a key enabling technology used in the manufacture of semiconductor and other microelectronic devices, and through its wholly-owned subsidiary BindKey Technologies, Inc., electronic design automation (EDA) software. Headquartered in Round Rock, Texas, DuPont Photomasks operates a global network of manufacturing facilities serving semiconductor makers and other electronics producers around the world. DuPont Photomasks posted worldwide revenues of $323 million in fiscal 2003. Information about the Company can be found at www.photomask.com.

Company Contact

Tom Blake

DuPont Photomasks, Inc.

Tel: (512) 310-6562

tom.blake@photomask.com

Forward-Looking Statements

Certain statements contained in this document that are not historical facts, are “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve a number of risks and uncertainties. Such forward-looking statements may concern growth and future operating results, forecasts, projections, pricing pressures, potential acquisitions and joint ventures, new manufacturing facilities, capital expenditures, the global economic climate, new products and product enhancements, the future importance of photomask technology, the demand for products, competitive factors, research and development activities and expenditures, strategic relationships with third parties, liquidity, financing, and the Company’s strategy. Such forward-looking statements are generally accompanied by words such as “intend,” “may,” “plan,” “expect,” “believe,” “should,” “would,” “could,” “anticipate” or other words that convey uncertainty of future events or outcomes. Such forward-looking statements are based upon management’s current plans, expectations, estimates and assumptions and are subject to a number of risks and uncertainties. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company.

Factors that could cause or contribute to such differences include, but are not limited to, those factors set forth below, certain of which are more fully discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission dated September 10, 2003: relationships with and dependence on the semiconductor industry, fluctuations in quarterly and annual earnings, operating in a capital intensive industry, significant fixed costs, rapid technological change, competition, significant international operations, world-wide market volatility, manufacturing risks, fluctuation of income tax rates, concentration of customers, dependence on suppliers, dependence on management and technical personnel, volatility of market prices, potential acquisitions, technology challenges in the manufacture of advanced photomasks, intellectual property, changes in governmental laws and regulations, and the potential effect of shares eligible for future sales and registration rights. Results for any interim period are not necessarily indicative of the results for the year. The forward-looking statements are made as of the release date hereof and the Company disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

FINANCIAL TABLES FOLLOW

DuPont Photomasks, Inc.
Consolidated  Income Statements
[unaudited; $ in thousands except share data;
quarter ended September 30, 2003 and 2002]

	Sep. 2003	Sep. 2002

Revenue, net	$82,374	$84,240
Cost of Goods Sold	75,647	70,734
Selling, General and Administrative Expense	12,323	9,920
Research and Development Expense	7,051	7,574
Special Charges	1,230	—

Operating Loss	(13,877)	(3,988)
Other Expense, net	(663)	(126)

Loss Before Income Taxes and Minority Interest	(14,540)	(4,114)
Provision for (benefit from) Income Taxes	650	(411)

Loss Before Minority Interest	(15,190)	(3,703)
Minority Interest in (Income) Loss of Joint Ventures	86	(1,792)

Net Loss	$(15,104)	$(5,495)

Loss Per Share:

Basic	$(0.83)	$(0.31)
Diluted	$(0.83)	$(0.31)

Weighted Average Shares Outstanding:

Basic	18,108,478	17,970,356
Diluted	18,108,478	17,970,356

DuPont Photomasks, Inc.
Consolidated Balance Sheets
[unaudited; $ in thousands]

	Sep. 2003	Jun. 2003

Cash and Cash Equivalents	$234,942	$250,355
Accounts Receivable, net	57,842	55,308
Inventories, net	11,662	13,434
Other Current Assets	15,593	17,159

Total Current Assets	320,039	336,256
Property and Equipment, net	393,174	384,669
Other Assets, net	41,129	48,657

Total Assets	$754,342	$769,582

Accounts Payable	$44,730	$50,488
Other Current Liabilities	79,874	72,346

Total Current Liabilities	124,604	122,834
Other Liabilities	283,021	287,803
Stockholders’ Equity	346,717	358,945
.
Total Liabilities and Stockholders’ Equity	$754,342	$769,582

DuPont Photomasks, Inc.
Consolidated Statements of Cash Flows
[unaudited; $ in thousands; quarter ended September 30, 2003 and 2002]

	Sep. 2003	Sep. 2002

Cash Flows from Operating Activities:
Net Loss	$(15,104)	$(5,495)
Depreciation and Amortization	23,176	24,150
Special Charges	1,230	—
Other	83	3,722
Changes in Assets and Liabilities	(5,282)	(3,237)

Net Cash Provided by Operating Activities	4,103	19,140
Net Cash Used in Investing Activities	(20,046)	(14,946)
Net Cash Provided by Financing Activities	227	896
Effect of Exchange Rate Changes on Cash	303	472

Net Cash Flow	$(15,413)	$5,562